At Qorvo®	At the Financial Relations Board
Doug DeLieto	Joe Calabrese
VP, Investor Relations	Vice President
336-678-7088	212-827-3772
FOR IMMEDIATE RELEASE
June 29, 2018
QORVO ANNOUNCES EARLY RESULTS FOR CASH TENDER OFFERS FOR SENIOR NOTES AND
EXTENSION OF EARLY TENDER DATE FOR 2025 NOTES

GREENSBORO, NC — June 29, 2018 — Qorvo® (Nasdaq: QRVO), a leading provider of innovative RF solutions that connect the world, today announced the results to date of its previously announced cash tender offers (the “Tender Offers”) for any and all of its 6.75% Senior Notes due 2023 (the “2023 Notes”) and up to $150,000,000 of its 7.00% Senior Notes due 2025 (the “2025 Notes” and collectively with the 2023 Notes, the “Notes”). The Company also announced the extension of the Early Tender Date (as defined below) with respect to the 2025 Notes from 5:00 p.m., New York City time, on June 28, 2018 to midnight, New York City time, at the end of the day on July 13, 2018.

In conjunction with the Tender Offer for the 2023 Notes, the Company also announced the results to date for its previously announced solicitation (the “Consent Solicitation”) of consents (each a “Consent”) from holders of the 2023 Notes to amend certain provisions (the “Proposed Amendments”) of the indenture, dated as of November 19, 2015 (the “Indenture”), between the Company, the guarantors party thereto and MUFG Union Bank, N.A., as trustee.

The following table sets forth the approximate aggregate principal amounts of each series of Notes that were tendered (with the Consents that were delivered, if applicable) and not withdrawn (or Consents revoked) on or prior to 5:00 p.m., New York City time, on June 28, 2018 (the “Early Tender Date”):

Title of Notes	CUSIP Number	Aggregate Principal Amount Outstanding Prior to Tender Offers	Aggregate Principal Amount of Notes Tendered	Tender Cap	Tender Offer Consideration(1)	Early Tender Premium(1)	Total Consideration(1)(2)
6.75% Senior Notes due 2023	74736KAB7	$ 444,464,000	$429,201,000(3)	N/A	$ 1,037.50	$ 30.00	$ 1,067.50
7.00% Senior Notes due 2025*	74736KAD3 74736KAC5 U7471QAB0	$ 548,500,000	$302,896,000	$150,000,000	$ 1,066.25	$ 30.00	$ 1,096.25
_______

*	The 2025 Notes did not have a related Consent Solicitation.
(1)	Per $1,000.00 principal amount of Notes validly tendered (and not validly withdrawn) and accepted for purchase by the Company.
(2)
Includes the early tender premium of $30.00 per $1,000.00 principal amount of Notes validly tendered prior to the Early Tender Date (and not validly withdrawn) and accepted for purchase by the Company.

(3)	Includes the related Consents. The Requisite Consents (as defined herein) were received for the 2023 Notes.

Holders of 2025 Notes that are validly tendered at or prior to midnight, New York City time, at the end of the day on July 13, 2018 and accepted for purchase by the Company pursuant to the Tender Offer for the 2025 Notes will receive the Total Consideration for the 2025 Notes set forth in the table above. Except for the extension described above with respect to the 2025 Notes, all other terms and conditions of the Tender Offers and the Consent Solicitation, including, without limitation, the Expiration Date and the Final Settlement Date (as defined below), remain unchanged.

The Tender Offers and the Consent Solicitation will expire at midnight, New York City time, at the end of the day on July 13, 2018, unless extended or earlier terminated by the Company (such date and time, as it may be extended, the “Expiration Date”). No tenders of Notes or deliveries of related Consents submitted after the Expiration Date will be valid. The deadline for holders to validly withdraw tenders of Notes (or revoke Consents) has passed. Accordingly, neither Notes that were already tendered (with Consents that were delivered, if applicable) at or before the Early Tender Date, nor Notes that are tendered (and Consents delivered, if applicable) after the Early Tender Date but at or before the Expiration Date, may be withdrawn or revoked, except in certain limited circumstances where additional withdrawal or revocation rights are required by law.

The Tender Offers and the Consent Solicitation were only made pursuant to the terms and conditions as described in the Offer to Purchase and Consent Solicitation Statement, dated June 15, 2018 (the “Offer to Purchase and Consent Solicitation”), and the accompanying Letter of Transmittal and Consent.

As previously announced, the aggregate principal amount of the 2025 Notes that may be purchased pursuant to the Tender Offers may not exceed $150,000,000 (the “2025 Tender Cap”), unless such 2025 Tender Cap is increased in the Company’s sole discretion.

It is currently expected that 2023 Notes tendered prior to the Early Tender Date will be purchased later today.

In addition, the requisite Consents to effect the Proposed Amendments (the “Requisite Consents”) with respect to the 2023 Notes, as described in the Offer to Purchase and Consent Solicitation, have been received. Accordingly, the Company expects to execute and deliver a supplement to the Indenture (the “Supplemental Indenture”) with respect to the Proposed Amendments. The Proposed Amendments will amend the Indenture with respect to the 2023

Notes to, among other things, eliminate substantially all of the restrictive covenants and certain events of default under the Indenture and modify certain notice requirements for redemption of the 2023 Notes issued under the Indenture. The Supplemental Indenture will become effective upon execution, but will provide that the Proposed Amendments will not become operative unless the Company accepts the 2023 Notes satisfying the Requisite Consents required for purchase in the Tender Offer for the 2023 Notes.
The Company retained BofA Merrill Lynch, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC to act as the dealer managers for the Tender Offers and the solicitation agents for the Consent Solicitation. Questions or requests for assistance regarding the terms of the Tender Offers and the Consent Solicitation should be directed to BofA Merrill Lynch at (888) 292-0070 (toll-free), Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or Wells Fargo Securities, LLC at (866) 309-6316 (toll-free). Requests for the Offer to Purchase and Consent Solicitation and other documents relating to the Tender Offers and the Consent Solicitation may be directed to Global Bondholder Services Corporation, the depositary and information agent for the Tender Offers, at (212) 430-3774 (for banks and brokers only) or (866) 470-3700 (toll-free) (for all others) or contact@gbsc-usa.com.
None of the Company or its board of directors or officers, the dealer managers, the solicitation agents, the depositary and information agent or the trustee with respect to the Notes or any of the Company’s or their respective affiliates is making any recommendation as to whether holders should tender any Notes in response to the Tender Offers or deliver any Consent pursuant to the Consent Solicitation. Holders must make their own decision as to whether to tender their Notes and, if applicable, to deliver their Consents, and, if so, the principal amount of Notes as to which such action is to be taken.
This press release is neither an offer to purchase nor a solicitation of an offer to sell any Notes in the Tender Offers. The Tender Offers and the Consent Solicitation were not made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Tender Offers and the Consent Solicitation were required to be made by a licensed broker or dealer, the Tender Offers and the Consent Solicitation will be deemed to have been made on behalf of the Company by the dealer managers and solicitation agents, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Qorvo

Qorvo (Nasdaq: QRVO) makes a better world possible by providing innovative RF solutions at the center of connectivity. We combine product and technology leadership, systems-level expertise and global manufacturing scale to quickly solve our customers’ most complex technical challenges. Qorvo serves diverse high-growth segments of large global markets, including advanced wireless devices, wired and wireless networks and defense radar and communications. We also leverage our unique competitive strengths to advance 5G networks, cloud computing, the Internet of Things, and other emerging applications that expand the global framework interconnecting people, places and things. Visit http://www.qorvo.com to learn how Qorvo connects the world.

Qorvo is a registered trademark of Qorvo, Inc. in the U.S. and in other countries. All other trademarks are the property of their respective owners.

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management’s current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under U.S. federal securities laws. Our business is subject to numerous risks and uncertainties, including those relating to fluctuations in our operating results, our dependence on a few large customers for a substantial portion of our revenue, a loss of revenue if contracts with the U.S. government or defense and aerospace contractors are canceled or delayed, our ability to implement innovative technologies, our ability to bring new products to market and achieve design wins, the efficient and successful operation of our wafer fabrication and other facilities, our ability to adjust production capacity in a timely fashion in response to changes in demand for our products, variability in manufacturing yields, industry overcapacity, inaccurate product forecasts and corresponding inventory and manufacturing costs, dependence on third parties, our dependence on international sales and operations, our ability to attract and retain skilled personnel and develop leaders, the possibility that future acquisitions may dilute our stockholders’ ownership and cause us to incur debt and assume contingent liabilities, fluctuations in the price of our common stock, our ability to protect our intellectual property, claims of intellectual property infringement and other lawsuits, security breaches and other similar disruptions compromising our information, and the impact of government and stringent environmental regulations. These and other risks and uncertainties, which are described in more detail in Qorvo’s most recent Annual Report on Form 10-K and in other reports and statements filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.